                                                                     Exhibit 4.5


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     REGISTRATION RIGHTS AGREEMENT, dated as of May 25, 1999 (this "Agreement"), by and among ftd.com inc., a corporation organized under the laws of the State of Delaware, with headquarters located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515 (the "Company"), and the undersigned (the "Investors").

     WHEREAS, pursuant to that certain Series A Preferred Securities Purchase Agreement, dated as of May 25, 1999 (the "Purchase Agreement"), by and among the Company and the Investors, the Investors have agreed to acquire 60,000 shares of Series A 8% Cumulative Redeemable Convertible Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock"), all of which may be converted into the Company's Class A common stock, par value $.01 per share (the "Common Stock"), pursuant to the terms of the Preferred Stock; and

     WHEREAS, in connection with the Purchase Agreement, the Company has agreed to register for sale by the Investors and certain transferees, the Common Stock received by the Investors upon conversion of the Preferred Stock; and

     WHEREAS, the parties hereto desire to enter into this Agreement to evidence the foregoing agreement of the Company and the mutual covenants of the parties relating thereto;

     NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

     Section 1. Certain Definitions. In this Agreement the following terms shall have the following respective meanings:

          "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

          "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

          "Holders" shall mean (i) the Investors and (ii) each Person holding Registrable Stock or Preferred Stock which is convertible into Registrable Stock as a result of a transfer or assignment to that Person of Registrable Stock permitted pursuant to Section 9 of this Agreement.

          "Indemnified Party" has the meaning ascribed to it in Section 6(c) of this Agreement.

          "Indemnifying Party" has the meaning ascribed to it in Section 6(c) of this Agreement.

          "Person" means an individual, corporation, partnership, estate, trust, association, private foundation, joint stock company or other entity.

          "Piggyback Notice" has the meaning ascribed to it in Section 3(a) of this Agreement.

          "Piggyback Registration" has the meaning ascribed to it in Section 3(a) of this Agreement.

          "Preferred Stock" has the meaning ascribed to it in the recitals to this Agreement.

          The terms "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Holders of Registrable Stock in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

          "Registrable Stock" means the Common Stock received by the Investors upon conversion of the Preferred Stock acquired by the Investors pursuant to the Purchase Agreement, except that as to any particular Registrable Stock, once issued such securities shall cease to be Registrable Stock when (a) a registration statement with respect to the sale of such securities becomes effective under the Securities Act and such securities are disposed of in accordance with such registration statement, (b) such securities are sold in accordance with Rule 144 (or any successor provision) under the Securities Act or (c) such Securities become transferrable within any consecutive 90-day period in accordance with Rule 144.

          "Registration Request" has the meaning ascribed to it in Section 2(a) of this Agreement.

          "Rule 144" means Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

     Section 2.     Demand Registration.

          (a) Upon receipt of a written request (a "Registration Request"), delivered not earlier than 180 days after the date of the closing of the initial public offering by the Company of the Common Stock, from Holders holding at least 50% of the aggregate of the number of Shares of Registrable Stock then outstanding (assuming for purposes of such calculation the conversion of all outstanding shares of Preferred Stock), the Company shall (i) promptly give written notice of the Registration Request to all non-requesting Holders and (ii) prepare and file with the Commission, within 60 days after its receipt of such Registration Request, a registration statement for the purpose of effecting a Registration of the sale of all Registrable Stock by each of the Holders which submitted such Registration Request and any other Holder who requests to have such Holder's Registrable Stock included in such registration statement within 10 days after receipt of notice by such Holder of the Registration Request; provided, however, that the Company will not be required to effect the Registration of Registrable Stock unless the Registrable Stock is offered at an aggregate offering price of not less than $3,000,000. The Company shall use its reasonable best efforts to effect such Registration as soon as practicable (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable state securities laws). In the event such Registration Request is delivered on or before the first anniversary of the closing of the Company's initial public offering of the Common Stock, any offering effected pursuant to the Registration related to such Registration Request shall be an underwritten offering. In the event such Registration Request is delivered after the first anniversary of the closing of the Company's initial public offering of the Common Stock and the Company is eligible to register such Registrable Stock on a continuous basis under Rule 415 of the Securities Act by filing a Registration Statement on Form S-3, the Company shall, at the request of requesting Holders, effect such Registration on a Registration Statement on Form S-3 pursuant to Rule 415. The Company shall use its reasonable best efforts to keep such Registration continuously effective until the earlier of (i) the second anniversary of the date hereof, (ii) the date on which all Registrable Stock have been sold pursuant to such registration statement or Rule 144 and (iii) the date on which all of the Registrable Stock held by such Holder may be sold in any consecutive three month period in accordance with Rule 144; provided, however, that the Company shall not be obligated to maintain the effectiveness of any Registration that is not effected under Rule 415 for a period in excess of 90 days; provided, further, that the Company shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this Section 2 in any particular jurisdiction in which the Company would be required to (x) execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already subject to service in such jurisdiction or (y) qualify as a foreign corporation in any jurisdiction in which the Company is not then qualified.

     Notwithstanding the foregoing, the Company shall have the right (the "Suspension Right") to defer such filing (or suspend sales under any filed registration statement or defer the updating of any filed registration statement and suspend sales thereunder) for a period of not more than 120 days during any one-year period ending on December 31, if the Company furnishes to the Holders a certificate signed by an executive officer or any director of the Company stating that, in the good faith judgment of the Company, it would be detrimental to the Company and its stockholders to file such registration statement or amendment thereto at such time (or continue sales under a filed registration statement) and therefore the Company has elected to defer the filing of such registration statement (or suspend sales under a filed registration statement).

          (b) The Company is not required to effect more than one (1) Registrations pursuant to this Section 2.

     Section 3.     Piggyback Registrations.
                    -----------------------

          (a) At any time after the 180th day after the date of the closing of the initial public offering by the Company of the Common Stock, so long as the Investors and their Affiliates hold at least 25% of the Registrable Stock originally issued pursuant to the Purchase Agreement, if the Company proposes to register any of its common equity securities or any securities convertible into its common equity securities under the Securities Act (other than pursuant to (i) a registration statement filed pursuant to Rule 415 under the Securities Act, (ii) a registration on Form S-4 or any successor form, or (iii) an offering of securities in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan) and the registration form to be used may be used for the registration of Registrable Stock, the Company will give prompt written notice to all holders of Registrable Stock of its intention to effect such a registration (each a "Piggyback Notice") and, subject to subparagraph 3(c) below, the Company will include in such registration all Registrable Stock with respect to which the Company has received written requests for inclusion therein within ten days after the date of sending the Piggyback Notice (a "Piggyback Registration"), unless, if the Piggyback Registration is not an underwritten offering, the Company in its reasonable judgement determines that, or in the case of an underwritten Piggyback Registration the managing underwriters advise the Company that, the inclusion of Registrable Stock would adversely interfere with such offering, affect the Company's securities in the public markets or otherwise adversely affect the Company. Nothing herein shall affect the right of the Company to withdraw any such registration in its sole discretion.

          (b) If a Piggyback Registration is a primary registration on behalf of the Company and, if the Piggyback Registration is not an underwritten offering, the Company in its reasonable judgement determines that, or in the case of an underwritten Piggyback Registration, the managing underwriters advise the Company that the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Stock requested to be included in such Registration and any other securities requested to be included in such registration, pro rata among the holders of Registrable Stock requesting such registration and the holders of such other securities on the basis of the number of shares of such Registrable Stock and other securities requested for inclusion in such registration by each such holder.

          (c) If a Piggyback Registration is a secondary registration on behalf of holders of the Company's securities other than the holders of Registrable Stock, and, if the Piggyback Registration is not an underwritten offering, the Company determines that, or in the case of an underwritten Piggyback Registration, the managing underwriters advise the Company that the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration the securities requested to be included therein by the holders requesting such registration and the Registrable Stock requested to be included in such registration, pro rata among the holders of securities requesting such registration on the basis of the number of shares of such Registrable Stock and other securities requested for inclusion in such registration by each such holder.

          (d) In the case of an underwritten Piggyback Registration, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering. If requested by the underwriters for any underwritten offerings by Holders, under a registration requested pursuant to Section 2(a), the Company will enter into a customary underwriting agreement with such underwriters for such offering, to contain such representations and warranties by the Company and such other terms which are customarily contained in agreements of this type. The Holders shall be a party to such underwriting agreement and may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of Holders. The Holders shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding the Holders, the Holders' right and interest in the Registrable Stock and the Holders' intended method of distribution and any other representation or warranties required by law.

     Section 4.     Registration Procedures.
                    -----------------------

          (a) The Company shall promptly notify the Holders of the occurrence of the following events:

               (i) when any registration statement relating to the Registrable Stock or post-effective amendment thereto filed with the Commission has become effective;

               (ii) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement relating to the Registrable Stock;

               (iii) the suspension of an effective registration statement by the Company in accordance with the last paragraph of Section 2(a) hereof;

               (iv) the Company's receipt of any notification of the suspension of the qualification of any Registrable Stock covered by a registration statement for sale in any jurisdiction; and

               (v) the existence of any event, fact or circumstance of which the Company has knowledge, that results in a registration statement or prospectus relating to Registrable Stock or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

     The Company agrees to use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification as promptly as possible. The Investors agree by acquisition of the Registrable Stock that upon receipt of any notice from the Company of the occurrence of any event of the type described in Section 4(a)(ii), (iii), (iv) or (v) to immediately discontinue their disposition of Registrable Stock pursuant to any registration statement relating to such securities until the Investors' receipt of written notice from the Company that such disposition may be made.

          (b) The Company shall provide to the Holders, at no cost to the Holders, a copy of the registration statement and any amendment thereto used to effect the Registration of the Registrable Stock, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Registrable Stock covered by such registration statement. The Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Stock covered by such registration statement or any amendment thereto. If the Common Stock is listed on a "national securities exchange" as defined in Rule 153 under the Securities Act at any time during the period in which the Company is obligated to keep the registration statement effective pursuant to Section 2(a), the Company shall also file a sufficient number of copies of the prospectus and any post-effective amendment or supplement thereto with such national securities exchange (or, if the Common Stock is no longer listed thereon, with such other securities exchange or market on which the Common Stock is then listed) so as to enable the Holders to have the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act.

          (c) The Company agrees to use its reasonable best efforts to cause the Registrable Stock covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such stock pursuant to the plan of distribution set forth in the registration statement; provided, however, that the Company shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this Section 4 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already subject to service in such jurisdiction or qualify as a foreign corporation in any jurisdiction in which the Company is not then qualified.

          (d) Subject to the Company's Suspension Right, if any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Stock or supplement to a prospectus relating to the Registrable Stock shall exist, as promptly as practicable upon becoming aware thereof the Company agrees to notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Stock, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances under which such statements were made.

          (e) The Company agrees to use its reasonable efforts (including the payment of any listing fees) to obtain the listing of all Registrable Stock covered by the registration statement on each securities exchange on which securities of the same class or series are then listed.

          (f) The Company agrees to use its reasonable efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of Registrable Stock pursuant to a registration statement, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Stock shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

          (g) The Company agrees to cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Stock sold pursuant to a Registration and not bearing any Securities Act legend and to enable certificates for such Registrable Stock to be issued for such numbers of stock and registered in such names as the Holders may reasonably request.

     Section 5. Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2, 3 and 4 hereof, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel selected by the Holders to the extent related to the Registration and Registrable Stock hereunder shall be borne by the Company.

     Section 6.     Indemnification.
                    ---------------

          (a) The Company will indemnify each Holder, each Holder's officers and directors, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (including reasonable legal expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Stock, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter for inclusion therein.

          (b) Each Holder will indemnify the Company, each of its directors and each of its officers who signs the registration statement, each underwriter, if any, of the Company's securities covered by such registration statement, and each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 6 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or the Indemnified Party shall have reasonably concluded that there are defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section 6 is unavailable to a party that would have been an Indemnified Party under this
Section 6 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d).

          (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) In no event shall any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 6 in excess of the net proceeds to such Holder of any Registrable Stock sold by such Holder.

     Section 7. Information to be Furnished by Holders. Each Holder shall furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the Registration and related proceedings referred to in Section 2 or Section 3 hereof. If any Holder fails to provide the Company with such information within 10 days of receipt of the Company's request, the Company's obligations under Section 2 or Section 3 hereof, as applicable, with respect to such Holder or the Registrable Stock owned by such Holder shall be suspended until such Holder provides such information.

     Section 8.     Rule 144 Sales.
                    --------------

          (a) The Company covenants that it will use its reasonable efforts to file the reports required to be filed by the Company under the Exchange Act, so as to enable any Holder to sell Registrable Stock pursuant to Rule 144 under the Securities Act.

          (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Stock pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Stock sold and not bearing any Securities Act legend and to enable certificates for such Registrable Stock to be issued for such number of shares and registered in such names as the selling Holder may reasonably request.

     Section 9. Assignment of Registration Rights. Subject to any transfer restrictions otherwise applicable to the Preferred Stock or the Registrable Stock, the rights of the Holders hereunder, including the right to have the Company register Registrable Stock pursuant to this Agreement, shall be assignable by each Holder to any transferee of all or any portion of the shares of Preferred Stock or the Registrable Stock if: (i) the transfer to such transferee is permitted under the Securities Act and applicable state securities law or exemptions therefrom, (ii) the aggregate amount of Registrable Stock that will be held by the transferee after giving effect to such transfer is not less than 15% of the Registrable Stock outstanding on the date hereof, assuming conversion of all of Preferred Stock, (iii) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (iv) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (v) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (vi) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (vii) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement.

     Section 10.    Miscellaneous.
                    -------------

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and Investors agree that service of process upon the Company and Investors, respectively, mailed by first class mail, shall be deemed in every respect effective service of process upon the Company and Investors, respectively, in any such suit or proceeding. Nothing herein shall affect the right of the Company or the right of any Investor to serve process in any other manner permitted by law.

          (b) Entire Agreement. This Agreement, the Purchase Agreement and the Certificate of Designation, Preferences and Rights of the Preferred Stock constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

          (c) Amendment. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

          (d) Notices, etc. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by fax with receipt acknowledged, (iii) five (5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (a) if to an Investor, at the Investor's address or fax number set forth below its signature hereon, or at such other address or fax number as the Investor shall have furnished to the Company in writing, or (b) if to any assignee or transferee of an Investor, at such address or fax number as such assignee or transferee shall have furnished the Company in writing, or (c) if to the Company, at the address of its principal executive offices and addressed to the attention of the President, or at such other address or fax number as the Company shall have furnished to the Investors or any assignee or transferee. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder.

          (e) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) to be physically delivered to the other party within five days of the execution hereof.

          (f) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          (g) Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

          (h) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         ftd.com inc.


                         By:  /s/
                             -----------------------------------
                         Name:
                               ---------------------------------
                         Title:
                                --------------------------------



                         BUENA VISTA INTERNET GROUP



                         By:  /s/
                             -----------------------------------
                         Name:
                               ---------------------------------
                         Title:
                                --------------------------------